EXHIBIT 2



THIS SETTLEMENT is deemed effective the "8th" day of "June, 2001".

BETWEEN:
                 Kathleen Tolley
                 Box 1617
                 Fort Macleod, Alberta, Canada
                 T0L-0Z0
                 (the "Settlor")

AND:
                 Dennis Tolley
                 Box 1617
                 Fort Macleod, Alberta, Canada
                 T0L-0Z0

                    and

                 Cameron Dow
                 1170, 615 Macleod Trail
                 Calgary, Alberta, Canada
                 T2G-4T8
                 ("the Trustees")

WHEREAS:

A. The Settlor desires to establish a trust to be known as "Scott Dow Family Trust" for the benefit of Scott Dow, LeAnn Dow, Rebecca Dow, Benjamin Dow, Hannah Dow, Bethany Dow, Roy Dow, Florence Dow.

B. The Trustees have agreed to act as Trustees under this Settlement.

THIS AGREEMENT WITNESSES THAT THE PARTIES AGREE AS FOLLOWS:


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INTERPRETATION
--------------

1. In this Settlement and in any instrument supplemental or ancillary hereto, unless the context otherwise requires:

     (a) "Accumulating Income" means the amount described in paragraph 108(1) of the Act;

     (b)  "Act" means the Income Tax Act (Canada);

     (c) "Age of Majority" means the age of majority as defined in the Age of Majority Act (Alberta);

     (d) "Assets" means real or personal property of every nature and kind whatsoever and wheresoever situate;

     (e) "Beneficiaries" means: Scott Dow, LeAnn Dow, Rebecca Dow, Benjamin Dow, Hannah Dow, Bethany Dow, Roy Dow, Florence Dow;

     (f)  "Persons entitled to appoint Trustees" means

          (i.) while he is alive, (Kathleen Tolley);

          (ii.)after the death of (Kathleen Tolley), then (Larry Dow) or the survivor(s) thereof;

     (g) "Preferred Beneficiary" means a person described in paragraph 108(1) of the Act;

     (h)  "Time of Division" means the earlier of:

          (i.) the 8th day of June, 2022;

          (ii.) the date on which there is no surviving Beneficiary;

          (iii.) the death of the first and replacement Trustees;


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          (iv.)Such date as the Trustees may in their discretion  determine.  In the event that the applicable legislation permits or requires an extension of the Trust beyond twenty-one (21) years of the effective date of this Settlement, then the Trustees may elect, in their sole discretion, to extend the Time of Division to the extent then permitted by law, provided there is a surviving Beneficiary or Beneficiaries of this Settlement;

     (i) "Trust" or "Trusts" means the trust or trusts established under this Settlement;

     (j) "Trustee" or "Trustees" means the trustee or trustees from time to time acting under this Settlement and includes the original trustees appointed hereunder and any trustee or trustees appointed pursuant to the provisions of paragraph 15 hereof; and

     (k) "Trust Fund" means the property referred to in paragraph 3 hereof and all other assets which may at any time be substituted therefore, and all other assets which are now or which at any time during the continuance of the trusts hereof may be acquired by or assigned, transferred or appointed to the Trustees and which the Trustees may be willing to accept and hold upon the trusts hereof, and capital accretions to and all income from such assets, but no excluding all amounts which have been paid or disbursed therefrom (whether out of capital or income) in the normal course of administration or pursuant to the provisions of this Settlement.

NUMBER AND GENDER
-----------------

2. In this Settlement and in any instruments supplementary or ancillary hereto the singular includes the plural and the masculine includes the feminine and vice versa.


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SETTLEMENT OF THE TRUST
-----------------------

3. The Settlor hereby transfers to the Trustees and the Trustees hereby acknowledges the receipt from the Settlor of ONE (1) GOLD COIN.


TRUSTS IRREVOCABLE AGREEMENT
----------------------------

4. This Settlement and the Trusts hereby made are irrevocable by the Settlor and, notwithstanding anything herein expressed or implied, no part of the capital or income of the Trust Fund may be paid, lent or applied to or for the benefit of the Settlor in any manner or in any circumstances whatsoever.


ADDITIONS TO TRUST FUND
-----------------------

5. The Settlor or any other person with the approval of the Trustees may at any time and from time to time add to the Trust Fund.


LEGAL TITLE TO TRUST ASSETS
---------------------------

6. Any Assets from time to time constituting the Trust Fund will be held by and registered in the name of the Trust Fund or in the name of the Trustees or in the name of the Trustees nominee or otherwise as the Trustees may decide. The Trustees are not liable for any loss to the Trust resulting from any act of the nominee in whose name an Asset is held.


APPLICATION OF TRUST FUND
-------------------------

7. The Trustees will hold the Trust Fund and until the Time of Division will pay or transfer to or apply for the benefit of the Beneficiaries or such one or more of them, to the exclusion of the other or others and in such proportions as the Trustees in the Trustees uncontrolled discretion may determine, all or so much of the net income, if any, derived from the Trust Fund and all or so much of the capital thereof as the Trustees in the Trustees absolute and


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uncontrolled  discretion from time to time  determines.  Any net income from the
Trust Fund which is not so paid or applied in any year or within three months thereafter will be accumulated by the Trustees and added to the capital of the Trust Fund and dealt with as a part thereof.


TIME OF DIVISION
----------------

8. a) At the Time of Division, the Trustees shall pay the balance of the Trust Fund then remaining and any accumulated income to or for the benefit of the Beneficiaries or such one or more of the Beneficiaries to the exclusion of the other or others and in such proportions as the Trustees may determine to be appropriate for the respective benefit of the Beneficiaries;

b) If the forgoing Trusts fail because no person becomes entitled at the Time of Division to the Trust Fund, then the Trustees will divide the Assets of the Trust Fund amongst those persons who would have been entitled to share in the estate of the Beneficiaries, other than the Settlor;

c) Notwithstanding anything herein before set forth, the Trustees in their absolute discretion may at any time effect payment of such portion of the Assets comprising the Trust Fund as they may determine to any specific Beneficiary or Beneficiaries for the purpose of terminating the Trust with respect to such Beneficiary or Beneficiaries and upon such payment being made and such notification of termination being given by the Trustees to such Beneficiary or Beneficiaries, the Trust with respect to such Beneficiary or Beneficiaries shall thereupon cease and determine.


INFANT'S SHARE
--------------

9. If any capital of the Trust Fund or any of the net income therefrom becomes payable or distributable, whether or not as a result of the exercise of the discretionary power vested in the Trustees, to a Beneficiary who is under the Age of Majority, then the amount payable or distributable to that Beneficiary (herein referred to as the "Infant's Share") may be held and kept invested by the Trustees until the Beneficiary attains the Age of Majority and any net income of an Infant's Share not to be used in any year will be accumulated and added in such year to the capital thereof. The provisions of this Settlement respecting the administration of the Trust Fund will apply mutates mutandis to any Infant's Share held by the Trustees.


PAYMENT TO GUARDIAN
-------------------

10. The Trustees are authorized to make any payment or distribution, whether of income or of capital, for any Beneficiary who is under the Age of Majority or under some other disability to the parent, legal guardian, acting guardian or committee of such Beneficiary or to anyone to whom the Trustees in the Trustees discretion deem it advisable to make such payment, whose receipt will be a sufficient discharge to the Trustees.


TRANSFER TO ANOTHER TRUST
-------------------------

11. Notwithstanding any of the Trusts, powers and provisions herein, and subject to paragraph 12 hereof, the Trustees may at the Trustees absolute discretion at any time and from time to time, transfer and convey the whole or any share, portion, part or parts of the Trust Fund, save and except any such share, portion, part or parts thereof which is indefeasibly vested in possession of one or more of the Beneficiaries, to any other trust or settlement (the "New Trust") whether established under or pursuant to the laws of the Province of British Columbia, another province of Canada, or any other jurisdiction whatsoever, to be held by the trustees of the New Trust with and subject to the powers and provisions of the New Trust provided that the Beneficiaries alive at the date of such transfer must be one or more of the Beneficiaries of the Trust, and that the respective interests and rights of the Beneficiaries with respect to the share, portion, part or parts of the Trust Fund so transferred and conveyed will under the New Trust be the same as or substantially the same, insofar as is possible under the laws of the jurisdiction governing the New Trust, as the interests and rights of the Beneficiaries to the Trust Fund under this Settlement. Upon such a transfer being made, the Trusts herein declared concerning the property comprised in such transfer will cease and determine and the said property will for all purposes be subject to the trusts, powers and provisions contained in the New Trust.

TRUSTEES POWERS
---------------

12. In addition to all other powers conferred upon the Trustees by other provisions of this Settlement or by any statute or general rule of law, the Trustees have and are hereby given the power and authority in the Trustees absolute and uncontrolled discretion at any time and from time to time to administer the Trust Fund in whatever manner the Trustees may determine and will have the right to take any action in connection with the Trust Fund and to exercise any rights, powers and privileges which may exist or arise in connection therewith to the same extent and as fully as an individual could if the individual was the sole owner of the Trust Fund. Without in any way limiting the generality of the forgoing, the Trustees will have the powers and the authority set out in Schedule "A" attached hereto.


RESIGNATION OF TRUSTEES
-----------------------

13. Any Trustee will be entitled at any time to resign on 30 days' written notice to the Person entitled to appoint Trustees or upon such shorter notice as that person will accept as sufficient.


REMOVAL OF TRUSTEES
-------------------

14. The person entitled to appoint Trustees is entitled at any time for any reason that person deems sufficient upon giving the Trustee notice in writing to remove any Trustee and the removal of such Trustee will be effective immediately upon the Trustee receiving that notice.


APPOINTMENT OF TRUSTEES
-----------------------

15. The Person entitled to appoint Trustees will be entitled to appoint by instrument in writing any person, including any company, as a substitute Trustee to fill any vacancy occurring in the office of the Trustee hereunder or to act as an additional Trustee and every person so appointed as a Trustee shall, before as well as after the Trust Fund becomes by law or by assurance or otherwise vested in the person, have the same powers, authorities and discretions, and may in all respects act as if the person had been originally appointed a Trustee by this Settlement.


RULES OF CONDUCT
----------------

16. If there is more that one Trustee hereunder then the Trustees may adopt any rules and regulations which they from time to time deem proper to govern their own procedure and all questions requiring action by the Trustees for the time being in office. The Trustees may act either by a resolution passed by a majority thereof at a meeting or by an instrument in writing signed by a majority of the Trustees, any such decision or act of a majority of the Trustees will, for all purposes of this Settlement, be deemed the decision or act of all the Trustees and every deed or instrument of every nature or description executed by a majority of the Trustees for the time being in office will be as valid, effectual and binding as if executed by all.


FEES
----

17. The Trustee is entitled to a fee for acting as Trustee under the provisions of the Settlement of such reasonable amount as is agreed upon between the Person entitled to appoint Trustees and the Trustees but not in excess of the maximum allowed by any rule of law or practice prevailing in the jurisdiction in which the Trust is resident and situated, and such fees may be charged to and paid out of either income or capital or both of the Trust Fund.


PROFESSIONALL FEES
------------------

18. Where any barrister or solicitor or accountant is a Trustee and has rendered necessary professional services to the Trust, that person is entitled to be paid out of the Trust Fund such sums that are fair and reasonable in respect of such services in addition to the fee payable to such person in the capacity of Trustee.


TRUSTEES LIABILTY
-----------------

19. The Trustees are not responsible for any act or omission or any error of judgement not amounting to actual fraud in the management and administration of the Trust Fund. The

Trustees are not personally liable upon any moneys to become due from or by any claims against the Trust Fund or upon any investment executed by the Trustees under these provisions. The Trustee has the power to bind the Trust without rendering the Trustees personally liable.


TRUSTEES INDEMNITY RE:  EXERCISE OF DISCRETION
----------------------------------------------

20. The Trustees will be fully protected in exercising any discretion granted to the Trustee in this Settlement and will not be liable to the Settlor or the Settlor's estate or to any Beneficiaries of the Trust hereby created or to any other person whatsoever by reason of the exercise of any such discretion. The Trustees will exercise the powers and discretions given to the Trustees in what the Trustees deem to be the best interests, whether monetary or otherwise, of the Beneficiaries, whether or not such exercise may have the effect of conferring an advantage on any one or more of the Beneficiaries at the expense of the other Beneficiaries or would otherwise, but for the forgoing, be considered as being other than an impartial exercise of the Trustees duties hereunder or as not being the maintenance of an even hand among the Beneficiaries, and all such exercise of the Trustee's powers and discretions will be binding upon all the Beneficiaries and will not be subject to any question by any person, official, authority, court or tribunal.


TRUSTEE INDEMNITY RE:  TAXES, LEVIES, DAMAGES
---------------------------------------------

21. The Trustees are not personally liable for the payment of any taxes that may be subject to assessment or payment during the currency of the Trust Fund which are the result of any failure by the Trustees to withhold, report or pay any taxes relating to the administration of the Trust or Trust Fund and in the event that the Trustees should be called upon to pay any taxes, penalties or other charge, the Trustees will be reimbursed for any amounts paid personally by the Trustees out of the capital or income of the Trust Fund. This provision for indemnity and reimbursement will also extend and apply to any other fines, levies, assessments or damages levied against the Trustees, whether by a court or otherwise, in respect of or arising out of any matter or thing done or omitted to be done in connection with the management, operation or administration of the Trust Fund.

OBLIGATIONS OF SUCCESSOR TRUSTEES
---------------------------------

22. No successor Trustees will be required or under any duty to examine, question, verify or audit the books, records, or accounts of any predecessor Trustees.


ACCEPTANCE BY THE TRUSTEES
--------------------------

23. The Trustees hereby accept the Trusts hereof and agree to be bound by the provisions of this Settlement and to hold the Trust Fund upon the Trusts hereof.


LAW GOVERNING TRUST
-------------------

24.  This Settlement will be governed by the laws of the Province of Alberta.


     IN WITNESS WHEREOF the parties hereto have hereunder set their hands and seals.


/S/ Kathleen Tolley
----------------------------------
(Kathleen Tolley) Settlor


/s/ Dennis Tolley
----------------------------------
(Dennis Tolley)   Trustee


/s/ Cameron Dow
----------------------------------
(Cameron Dow)  Trustee